Exhibit 10.38

AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED

CONTRACT MANUFACTURING AGREEMENT

This Amendment No. 3 (the “Amendment”) is made as of July 8, 2020 (the “Effective Date”) to the Second Amended and Restated Contract Manufacturing Agreement entered into as of January 1, 2019 (the “Agreement”) by and between The Honest Company, Inc., a Delaware corporation (“Honest”) and Valor Brands LLC, a.k.a. Ontex North America, a limited liability company (“Supplier”). Capitalized words used herein and not defined shall have the meaning ascribed to them in the Agreement.

Whereas, Honest and Supplier entered into the Agreement for the supply and manufacture of certain Products set forth in the Agreement; and

Whereas, Honest and Supplier each desires to bring product innovations and intellectual property to certain Products set forth in the Agreement; and

Whereas, the Honest and Supplier desire to amend the Agreement to contemplate and clarify each Party’s respective product innovations and intellectual property.

Now, therefore, Honest and Supplier hereby agree to amend the Agreement as follows:

1.

The definition of Honest IP in the Agreement shall be amended to “the corporate and trade names, logos, trademark(s), service mark(s), back sheet designs, copyrights, and/or other intellectual property independently developed by, owned, or licensed by Honest, including any Product concepts, Product ideas, and/or Product innovations independently developed by Honest.”

2.

The definition of Supplier Technology in the Agreement shall be amended to “any concepts, processes, tools, know-how, inventions (whether or not patentable), tests, materials, information, and/or other intellectual property covering and associated with the Products or manufacture of the Products, that is owned or developed by Supplier or its Affiliates prior to commencing or outside of a business relationship with Honest, or which the Supplier or its Affiliates have acquired a license or other right to use prior to commencing or outside of a business relationship with Honest, or which Supplier or its Affiliates have otherwise independently developed. Supplier Technology shall exclude the Honest IP.”

3.

The first sentence of Section 4.1 shall be deleted and replaced with “Supplier shall exclusively own all right, title and interest in and to its Supplier Technology, and Honest shall exclusively own all right, title and interest in and to its Honest IP; provided, however, that to the extent necessary for Honest to exercise its rights in the sale, marketing and distribution of the Products, Supplier hereby grants Honest a perpetual, fully paid, nonexclusive, royalty-free license to use Supplier’s intellectual property, including without limitation, the Supplier Technology, as applicable and as necessary for Honest to exercise its rights under this Agreement and to market and sell the Products in the ordinary course of its business as contemplated hereunder.”

4.

After the last sentence of Section 4.1, add the following: “It is not the intent of this Agreement to provide for joint developments. If the Parties anticipate any collaborative activities that could result in creation of intellectual property other than Honest IP or Supplier Technology, the Parties shall, before engaging in such collaborative activities, execute a separate written agreement specifying, inter alia, the objective and scope of such collaboration, as well as ownership and treatment of any intellectual property rights resulting therefrom.”

5.

Section 4.2 shall be amended to add the following sentence to the end of the section: “For purposes of clarity, Supplier agrees that (1) Honest IP shall only be used for the manufacturing of Products for Honest or as needed by Supplier to perform its obligations under this Agreement; and (2) Supplier shall not use Honest IP for any other purpose or product without Honest’s written authorization, which can only be provided in a separate agreement signed by the Parties.”

6.

The last sentence of section 5.2(c) shall be amended to the following: “Supplier further represents, warrants and covenants to Honest that Supplier will not, in the course of performing obligations hereunder, infringe or misappropriate, and none of the Products, the Supplier Technology used in the Products, or any element thereof, will infringe or misappropriate, any valid and enforceable intellectual property right of any Person in the Territory.”

Except to the extent expressly modified by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The Parties agree that this Amendment shall be made part of the Agreement.

This Amendment may be executed by facsimile, e-mail, or electronic signatures and in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

The Honest Company, Inc.

By:	/s/ Glenn Klages
Name: Glenn Klages
Title: EVP Supply Chain

Valor Brands LLC, a.k.a. Ontex North America

By:	/s/ James Skinner
Name: James Skinner
Title: President

[Signature Page to Amendment 3 to Second A&R Contract Manufacturing Agreement]